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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 21, 1997 accompanying the financial statements included in the Annual Report of International Meta Systems, Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of International Meta Systems, Inc. on Forms S-8 (File No. 33-75332, effective February 11, 1994 and File No. 333-20297, effective January 29, 1997).



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 24, 1997